UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 22, 2007
Williams Partners L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-32599 (Commission File Number)	20-2485124 (IRS Employer Identification No.)

One Williams Center Tulsa, Oklahoma (Address of principal executive offices)	74172-0172 (Zip Code)
Registrant’s telephone number, including area code: (918) 573-2000
NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 22, 2007, Mr. Thomas C. Knudson retired from the Board of Directors (the “Board”) of Williams Partners GP LLC (the “Company”), the general partner of Williams Partners L.P. (the “Partnership”). Also on August 22, 2007, Mr. H. Michael Krimbill was elected to serve as a director of the Company. Mr. Krimbill will serve as a member of the audit committee and conflicts committee of the Board.
There is no arrangement or understanding between Mr. Krimbill and any other persons pursuant to which he was selected as a director. There are no relationships between Mr. Krimbill and the Company, the Partnership, or the Partnership’s subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.
Mr. Krimbill will participate in the director compensation policy (the “Policy”) adopted by the Board on November 29, 2005. Subject to the proration provisions of the policy, members of the Board who are not officers or employees of the Company or its affiliates (“Non-Employee Directors”) each receive an annual compensation package consisting of the following: (a) $50,000 cash; (b) restricted units representing limited partnership interests in the Partnership valued at $25,000; and (c) $5,000 cash each for service on the conflicts and audit committees of the Board. In addition, the Policy provides that each Non-Employee Director will receive a one-time grant of restricted units valued at $25,000 on the date of first election to the Board. Restricted units received in accordance with the Policy vest 180 days after the date of grant and cash distributions are paid on the restricted units. A restricted unit is a common unit subject to forfeiture prior to the vesting of the award. A copy of the Policy was filed with the Partnership’s current report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 1, 2005.
Restricted units awarded under the Policy are granted under the Williams Partners GP LLC Long-Term Incentive Plan, as amended (the “Plan”). The Plan and the amendment to the Plan were filed with the Partnership’s current reports on Form 8-K filed with the SEC on August 26, 2005 and December 4, 2006, respectively.
The form of grant agreement for grantees of restricted units adopted by the Board provides, among other terms, that restricted units will vest upon a change of control (as defined in the Plan), the grantee’s death or disability, or the grantee’s termination of service with the Company or an affiliate for any reason other than cause, as defined in the agreement. The form of grant agreement for restricted units is filed with the Partnership’s current report on Form 8-K filed with the SEC on December 1, 2005.
Item 7.01 Regulation FD Disclosure.
On August 22, 2007, the Partnership issued a press release announcing the election of Mr. Krimbill discussed above. The press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
The press release is being furnished pursuant to Item 7.01, Regulation FD Disclosure. The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
Item 9.01. Financial Statements and Exhibits.
(a)	None

(b)	None

(c)	None

(d)	Exhibits.

Exhibit Number	Description
Exhibit 99.1	Press release dated August 22, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS PARTNERS L.P.
	By:	Williams Partners GP LLC,
its General Partner

Date: August 24, 2007	By:	/s/ William H. Gault
William H. Gault
Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Press release dated August 22, 2007.